UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2010

[Missing Graphic Reference]

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On November 10, 2010, Magnetek, Inc. (“Magnetek” or the “Company”) announced the appointment of Hungsun S. Hui, Vice President, Operations, as its principal operating officer effective immediately.  Mr. Hui, 47 years old, has served as Vice President, Operations since February 2001.  As Vice President, Operations, Mr. Hui is responsible for the development and execution of the strategic and tactical organizational and operational objectives of the Company.  Mr. Hui previously held the positions of Magnetek’s Vice President, Engineering from June 1999 to January 2001, and Magnetek’s Director of Advance Manufacturing from March 1998 to June 1999. No written employment agreement exists between Mr. Hui and the Company.   Mr. Hui is eligible to participate in the benefit programs generally available to Magnetek’s employees.

On February 24, 2009, Mr. Hui entered into the form of retention agreement with the Company previously attached as Exhibit 10.1 to the Company’s Form 8-K filed February 9, 2009 (the “Retention Agreement”).  As previously reported in such Form 8-K, the Board of Directors of Magnetek approved the Retention Agreement for certain vice president level officers of the Company, including any elected or appointed vice president (each, an “Officer”).  The following description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement and incorporated herein by reference.  The Retention Agreement provides certain benefits to an Officer if (i) there is a Change of Control and (ii) within the Change of Control Period of one year, (a) the Officer’s employment is terminated for any reason other than Cause, death or Disability or (b) the Officer voluntarily terminates employment for Good Reason.  The benefits to which the Officer would be entitled upon a change of control would be as follows:  (i) an amount equal to one year of the Officer’s base salary, (ii) a bonus amount equal to the Officer’s target bonus amount under the bonus plan for the fiscal year in progress, (iii) continuation of benefits for six (6) months, (iv) accelerated vesting of all outstanding stock options and previously granted restricted stock awards, with a one year exercise period for such vested stock options and (v) outplacement services in an amount not to exceed ten percent (10%) of the Officer’s base salary.  Capitalized terms used but not defined in this paragraph have their respective meanings specified in the Retention Agreement.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On November 10, 2010, Magnetek, Inc. (“Magnetek” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Menomonee Falls, Wisconsin. At the Annual Meeting, the Company’s stockholders elected four individuals to the Board of Directors and approved two proposals.  As to the matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

PROPOSAL 1.  Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Bloss, Sr.	17,557,279	538,590	5,560,521
Yon Y. Jorden	17,802,488	293,381	5,560,521
Mitchell I. Quain	17,587,286	508,583	5,560,521
David P. Reiland	17,610,319	485,550	5,560,521

PROPOSAL 2.  The Company’s Stockholders Ratification of the Appointment of ERNST & YOUNG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2011.

For	Against	Abstain
24,440,295	169,658	46,439

PROPOSAL 3.  The Company’s Stockholders Approval of the Adoption of the Fourth Amended and Restated 1997

Non-Employee Director Stock Option Plan of Magnetek, Inc.

For	Against	Abstain	Broker Non-Votes
17,602,131	428,705	65,033	5,560,521

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2010

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer